GREATER NEVADA CREDIT UNION

LOAN AGREEMENT

THIS LOAN AGREEMENT (the Loan Agreement) is made and entered into on September 20, 2021, by and between **Greater Nevada Credit Union**, a domestic non-profit cooperative corporation organized under the laws of the State of Nevada (Lender), **Nixon Product Storage, LLC**, a Delaware limited liability company (the Borrower), and the **Guarantors** (as defined herein) (collectively, the Parties and singularly, a Party).

WHEREAS, Borrower desires to obtain a $10,000,000 Loan (as defined herein) from Lender for working capital purposes and to pay loan closing costs and loan processing fees; and

WHEREAS, subject to the terms and conditions of this Loan Agreement and the other Loan Documents, Lender is willing to make the Loan to Borrower; and

WHEREAS, Lender has applied for and obtained a commitment for a loan note guarantee from the United States Department of Agriculture under its Business & Industry CARES ACT loan program, for the issuance of a loan note guarantee for 90% of the principal amount of the Loan.

NOW, THEREFORE, in consideration of the premises hereinabove recited, Lender and Borrower enter into this Loan Agreement and agree as follows:

1.1 Definitions. For the purposes hereof:

1.2 Affiliate means with respect to a named Person, (a) any Person directly or indirectly owning five percent (5%) or more of the membership interest or voting stock or rights in such named Person or of which the named Person owns five percent (5%) or more of such membership interest or voting stock or rights; (b) any Person controlling or controlled by or under common control with such named Person; (c) any officer, director or managing employee or agent of such named Person or any Affiliate of the named Person; and (d) any immediate family member of the named Person or any Affiliate of such named Person.

1.3 [Reserved].

1.4 Business means the owning and operating of a facility in Wilson County, Texas for the buying and selling of feedstock crude oil for an affiliated refinery and for the owning, managing and rental of storage tanks and facilities for petroleum products, with an address of 11372 US Hwy 87, Nixon, Texas 78140.

1.5 Business Day means any day on which Lender is open for business to the general public.

1.6 Closing or Closing Date means the date upon which all conditions to closing have occurred to the satisfaction of Lender in its sole discretion, which is anticipated to be the date of this Agreement.

1.7 Code means the Uniform Commercial Code as in effect under the laws of the State of Nevada from time to time, as the same may be amended.

1.8 Collateral means the Real Property Collateral and the Personal Property Collateral securing the Loan as more particularly set forth in the Deed of Trust and Section 5.

1.9 Corporate and Personal Guaranties means those certain Unconditional Continuing Guaranty(s) on Lender s form, and the Unconditional Guarantee on USDA s form (Form RD 5001-5), each executed by the Guarantors and dated as of the effective date of this Agreement, together with any amendments, modifications or replacements thereof.

1.10 Deeds of Trust means together and Deed of Trust means each of, (i) that certain Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing executed by Lazarus Energy, LLC for the benefit of Lender of even date herewith pursuant to Section 5.1, granting a mortgage lien on the fee interest on the facility and real estate with an address of 11372 US Hwy 87, Nixon, Texas 78140 located in Wilson County, together with any amendments and supplements thereto and (ii) that Leasehold Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing executed by Lazarus Marketing & Finance, LLC for the benefit of Lender of even date herewith pursuant to Section 5.1, granting a mortgage lien on its leasehold estate on the facility and real estate with the same address as above, together with any amendments and supplements thereto.

1.11 Environmental Indemnity Agreement means the Environmental Indemnity Agreement dated the date hereof from Borrower to and for the benefit of Lender, together with all amendments and modifications thereto.

1.12 Environmental Laws shall mean state, territory, federal or local environmental laws or regulations, including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. § 9601 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 1101 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Hazardous Materials Transportation Act of 1974, 49 U.S.C. § 1801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 4701 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3001 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; any laws regulating the use of biological agents or substances including animal, medical or infectious wastes, each as amended or supplemented, and any analogous future or present local, state, territory, and federal statutes, regulations, and ordinances promulgated pursuant thereto which may be applicable.

1.13 Equipment shall have the meaning assigned thereto in the Code (which includes all equipment and machinery of Borrower).

1.14 Event of Default shall have the meaning set forth in Section 6.

1.15 Fixtures shall have the meaning assigned thereto in the Code.

1.16 GAAP means generally accepted accounting principles and practices as in effect from time to time and recognized as such by the American Institute of Certified Public Accountants, consistently applied.

1.17 Guarantors means **Lazarus Energy LLC**, a Delaware limited liability company (**Lazarus Energy** ; **Lazarus Energy Holdings LLC**, a Delaware limited liability company; **Lazarus Refining & Marketing, LLC**, a Delaware limited liability company; **Blue Dolphin Energy Company**, a Delaware corporation; and **Jonathan Pitts Carroll, Sr.**, an individual with an address of 801 Travis Street, Suite 200, Houston, Texas 77002.

1.18 Indebtedness means, collectively, all liabilities (including, without limitation, capital lease obligations) of the subject Person, whether owing by such Person alone or with one or more others in a joint, several, or joint and several capacity, whether now owing or hereafter arising, whether owing absolutely or contingently, whether created by loan, overdraft, guaranty of payment, or other contract or by quasi-contract or tort, statute or other operation of law or otherwise.

1.19 Loan means the $10,000,000 loan from Lender to Borrower, as further described in Section 2.1 hereof, together with any amendments, extensions and modifications thereto.

1.20 Loan Documents means this Loan Agreement, the Notes, the Corporate and Personal Guaranties, the Security Agreement, the Environmental Indemnity Agreement, the Deed of Trust and such consents and all other documents, instruments, certificates and agreements executed and/or delivered by Borrower or any third party in favor of Lender in connection with the Loan or any of the Collateral.

1.21 Maturity Date means as defined in the Notes.

1.22 Note means each promissory note, and Notes means both promissory notes, of Borrower in favor of Lender, consisting of (i) Promissory Note #1 in the principal amount of $9,000,000 representing the principal amount of the Loan that is guaranteed by the USDA Loan Note Guarantee in the form attached hereto as Exhibit #1 and (ii) Promissory Note #2 in the principal amount of $1,000,000 representing the principal amount of the Loan that is not guaranteed under the USDA Loan Note Guarantee in the form attached hereto as Exhibit #2, (for an aggregate principal amount of $10,000,000), each dated the date hereof and each executed and delivered by Borrower in connection with the Closing of the Loan, as well as any promissory note or notes issued by Borrower in substitution, replacement, extension, amendment or renewal of any such promissory notes.

1.23 Obligations means (a) all principal and/or interest which may be due under the Notes, and all other present and future Indebtedness, obligations and liabilities of Borrower to Lender arising pursuant to this Loan Agreement, the Notes, the Deed of Trust, and/or any other Loan Documents, regardless of whether such Indebtedness, obligations or liabilities are direct, indirect, fixed, contingent, joint or joint and several (including any interest, fees and other charges under this Loan Agreement or any other Loan Document, which would accrue but for the filing of a bankruptcy or insolvency action, whether or not such claim is allowed in such bankruptcy or

insolvency action); (b) all costs incurred by Lender to obtain, preserve, perfect and enforce the security interest securing payment of such Indebtedness and to maintain, preserve and collect the Collateral, including, but not limited to, taxes, assessments, insurance premiums, repairs, attorney s fees and legal expenses, rent, storage charges, advertising costs, brokerage fees and expenses of sale; (c) all other obligations or liabilities of Borrower owing to Lender, from time to time, whether now existing or hereafter arising, regardless of how incurred; and (d) all renewals, extensions and modifications of any of the foregoing, or any part thereof.

1.24 Permits means any and all environmental and operating permits, business licenses, waste management permits and plans, and other documents, licenses and agreements, whether issued by a governmental instrumentality or private Persons, which are necessary and proper for the operation of the Business in accordance with the business plan presented to Lender by Borrower in connection with its application for the Loan.

1.25 Permitted Liens means (i) mortgages and deeds of trust liens on the Real Property Collateral junior only to a first and second mortgage or deed of trust pledged to Veritex Community Bank with collective balances of not more than $30,447,483 at any time; and (ii) liens in favor of Lender.

1.26 Person means an individual person, corporation, limited liability company, trust, joint venture, limited or general partnership, any government or agency or political subdivision of any government, or any other entity or organization.

1.27 Personal Property Collateral means all equipment, fixtures, and furnishings owned by Borrower and related to the Business.

1.28 Real Property Collateral means the real estate, as more particularly described in the Deed of Trust, together with all improvements thereon or to be built and all easements and rights of way associated with said real estate, subject only to Permitted Liens.

1.29 Security Agreement means the Security Agreement from Borrower to and for the benefit of Lender dated the date hereof and granting Lender a security interest in and to the Personal Property Collateral, together with all amendments and modifications thereto.

1.30 Subsidiary means any corporation, partnership or other entity in which any Person, directly or indirectly, owns more than fifty percent (50%) or more of the stock, capital or other interests (legal or beneficial) which is effectively controlled, directly or indirectly, by such Person.

1.31 Substances shall have the meaning as defined in Section 3.9 hereof.

1.32 USDA means the United States Department of Agriculture, Rural Development.

1.33 USDA Conditional Commitment means the Conditional Commitment for Guarantee, Form RD 4279-3, issued to Lender on June 7, 2021, and all exhibits and amendments thereto, for the issuance of a Loan Note Guarantee for ninety (90%) of the principal amount of the Loan plus up to 90-days interest thereon.

1.34 USDA Loan Note Guarantee means the Loan Note Guarantee issued by the USDA to Lender in pursuant to the USDA Conditional Commitment, USDA Form 4279-5, and is assigned to Note #1.

1.35 Working Capital Account means the deposit account with that name maintained with Lender as provided in Section 2.5 hereof.

2.1 The Loan. Lender has made or hereby agrees to make, on terms and conditions set forth herein, to Borrower a term loan in the principal amount of Ten Million and 00/100 Dollars ($10,000,000.00) to be advanced for the purposes set forth in Section 2.2 and Section 2.5 below and otherwise pursuant to the closing settlement statement signed by Lender and Borrower at Closing (the Settlement Statement). The obligation to repay the Loan shall be evidenced by the Notes, secured by the Collateral, the Deeds of Trust and other Loan Documents, and shall have the repayment terms and interest rate(s) set forth in the Notes. All amounts outstanding under the Notes shall be due and payable on the Maturity Date.

2.2 Purpose. The proceeds of the Loan shall be used to provide up to $9,350,000.00 for working capital purposes (the acquisition of crude oil inventory) and up $650,000.00 to pay Loan closing costs.

2.3 Conditions Precedent. In no event shall Lender be obligated to advance any sum to Borrower until all matters, documents, papers and certificates required hereunder have been furnished to Lender s satisfaction or so long as any Event of Default has occurred and is continuing. In addition to other matters set forth herein, the following documents and matters shall be required to be executed or performed by Borrower and such other Persons as may be necessary and appropriate at or before Closing (unless as provided otherwise under Article 5 hereof, in connection with the pledge of Collateral):

(a) This Loan Agreement, duly executed and delivered;

(b) The Notes and all other Loan Documents, duly executed and delivered;

(c) The Collateral documents required under Section 5.1 hereof, duly executed and delivered and recorded;

(d) Resolutions, duly adopted and approved by the Board of Directors or Members of Borrower, in form and substance satisfactory to Lender, authorizing the execution, delivery and performance of all Loan Documents, on behalf of Borrower;

(e) Certificates of good standing for Borrower from its state or territory of incorporation and satisfactory evidence of Borrower s qualification to do business in any applicable jurisdictions;

(f) UCC Financing Statements in favor of Lender and describing the Personal Property Collateral shall have been filed with the UCC filing office for, as applicable, the State of Delaware, and UCC Fixture filing in favor of Lender and

describing the Collateral shall have been recorded in the appropriate land records office for the Real Property Collateral;

(g) Evidence of compliance by Borrower with all applicable permitting and licensing requirements for the operation of the Business;

(h) Issuance by the United States Department of Agriculture of the USDA Loan Note Guarantee, in favor of Lender and guaranteeing at least ninety percent (90%) of the principal amount of the Loan and up to ninety (90) days interest and otherwise in form and content acceptable to Lender in its sole and absolute discretion;

(i) Title insurance commitment(s) insuring the lien position of the fee estate Deed of Trust on the Real Property Collateral subject only to the Permitted Exceptions, from a title insurance company and with such endorsements and other exceptions as are acceptable to Lender in its sole discretion;

(j) An opinion of Borrower s counsel opining, among other things, as to the due authorization and execution of the Loan Documents, the enforceability of the Loan Documents in accordance with the respective terms thereof, and that the Deed of Trust and UCC Financing Statements, when recorded and filed, create an enforceable lien or security interest in the Collateral, except where otherwise specified in such opinion;

(k) Payment by Borrower of all fees and closing costs required hereunder and under the Loan Documents, including but not limited to all fees and costs for title insurance and all fees and costs of Lender s legal counsel;

(l) The insurance policies required under Section 4.2(d) hereof;

(m) Receipt and satisfactory review of a current real estate appraisal and personal property appraisal;

(n) Receipt of a final tenant list and lease agreements and, in addition to the Deed of Trust, an Assignment of Leases and Rents on storage tanks 56, 62, 63, 67, 71, 72, 73, 77, 78 and 79;

(o) Borrower to demonstrate a minimum 10% investment equity utilizing one of the methods set forth in the USDA Conditional Commitment and otherwise acceptable to Lender;

(p) A fully executed and delivered inter-creditor agreement with Veritex Community Bank and any other lienholder on any of the Collateral sufficient to ensure that Lender has at a minimum a third-lien mortgage lien on all Real Property Collateral (subject only to the first lien and second lien in favor of Veritex Community Bank) and a third priority lien on all furnishings, fixtures, machinery and equipment associated with the Business; and

(p) Such other items as Lender may reasonably require.

2.4 Fees, Costs, and Expenses. (a) Borrower shall pay, on or before the Closing Date, any and all costs and expenses incurred by Lender in making, or continuing to make, the Loan available to Borrower, including, without limitation, any recording costs, documentary stamp taxes, intangibles taxes, intangibles recording taxes, and Lender s legal expenses and fees, regardless of whether the transactions contemplated hereunder close, unless failure to close is the sole fault of Lender. In addition, Borrower shall pay Lender at Closing (i) a loan fee to Lender equal to 2.0% of the amount of the Loan plus a Lender Documentation Fee of $5,500, as set forth on the Settlement Statement, (ii) a USDA guarantee fee equal to $180,000 of the amount of the Loan guaranteed, and (iii) all other fees and costs listed on the Settlement Statement.

(b) In addition to the fees and costs to be paid at Closing, Borrower will pay all reasonable fees and costs of Lender to administer the Loan, in each case as and when invoiced by Lender.

2.5 Disbursements; Working Capital Account. (a) Certain proceeds of the Loan will be disbursed at Closing for payment of closing costs in accordance with the Settlement Statement. Proceeds remaining after the payment of closing costs will be disbursed and released by Lender periodically upon receipt and approval of draw requests by Borrower and deposited into the Working Capital Account for use by Borrower in accordance herewith. Draws will be made at closing and thereafter periodically no more than once per month. All requests shall be accompanied by supporting documentation as determined by Lender in its sole discretion (including, invoices and copies of cancelled checks, if applicable), certification that no Event of Default has occurred or is continuing, and payment of Lender s draw fee ($50 per draw).

(b) In addition to the requirements set forth in (a) above, prior to each disbursement, Borrower shall furnish to Lender satisfactory evidence that there has been no unremedied adverse change in the financial or any other condition of the Borrower since the date of the application for the USDA Loan Note Guarantee or since any preceding disbursements which would warrant withholding or not making further disbursements, as determined by Lender in its sole and absolute discretion.

(c) Borrower hereby pledges to Lender, and grants a security interest to Lender, in and to the Working Capital Account and in and to any and all funds and other assets that may be deposited into such account from time to time, as additional security for the Loan (which is in addition to all other Collateral pledged for the Loan). Upon the occurrence of an Event of Default, Lender shall automatically (without notice to or consent of the Borrower) have the sole control over the account and the right to apply all funds and other assets on deposit therein against the outstanding balance of the Loan and for the payment of (or reimbursement for) any costs of Lender relating to the Event of Default (including but not limited to, the fees and costs of Lender legal counsel). The forgoing rights are in addition to all other rights and remedies Lender has upon the occurrence of an Event of Default.

3.1 **Representations and Warranties**. To induce Lender to make the Loan, Borrower makes the following representations and warranties, which shall survive the execution and delivery of the Notes and other Loan Documents:

3.2 Good Standing; Affiliates. Borrower is duly organized, validly existing, and in good standing under the laws of its state and/or territory of organization and has the power and authority to own its property and to carry on its business in each jurisdiction in which it does business. Borrower shall take all necessary steps to remain in good standing with all Borrower s applicable licensing authorities. Borrower will notify Lender of any adverse findings made by licensing authorities if such adverse findings cannot be corrected or cured within thirty (30) days. Attached hereto as Exhibit 3.2 is a matrix showing the relationship of Borrower to all Affiliates and the Guarantors, which includes the identification of all ownership interests and voting rights of each party in each named entity.

3.3 Authority and Compliance. Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform its obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body. No consent or approval of any public authority or other third party is required as a condition to the validity of any of the Loan Documents, and Borrower is in compliance with all laws and regulatory requirements to which it is subject.

3.4 Binding Agreement. This Loan Agreement and the other Loan Documents executed by Borrower constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms.

3.5 Litigation. There is no material proceeding involving Borrower pending or, to their best knowledge, threatened, before any court or governmental authority, agency or arbitration authority; provided however, such disclosure shall not be required with respect to any matters which, if determined adversely to such Person, would, based upon such Person s best information and belief, result in liability of less than $50,000.00 in the aggregate among Borrower (exclusive of any amounts for which an insurance carrier accepts liability for payment).

3.6 No Conflicting Agreements. There is no article of incorporation, bylaws, or other document pertaining to the organization, power, or authority of Borrower, and no provision of any existing agreement, deed of trust, mortgage, indenture or contract binding on Borrower or affecting its properties, which would conflict with or in any way prevent the execution, delivery, or carrying out of the terms of this Loan Agreement and the other Loan Documents.

3.7 Ownership of Assets. Borrower has good title to its assets, and its assets are free and clear of all judgments, liens, and encumbrances except those granted to Lender and as disclosed to Lender in writing prior to the date of this Loan Agreement.

3.8 Taxes. All taxes and assessments due and payable by Borrower have been paid, or will be paid before delinquent or are being contested in good faith by appropriate proceedings and such Borrower has filed all tax returns which it is required to file.

3.9 Environmental Matters. To its best knowledge, after due inquiry, Borrower represents and warrants to Lender, except as may be otherwise disclosed in writing to Lender, that neither the Business nor the Real Property Collateral has never been and is not now being used in violation of Environmental Laws; that no proceedings have been commenced against it concerning any alleged violations of any Environmental Laws or remedial obligations thereunder on or related

to the Business or the Real Property Collateral, nor does it have any reason to know of any; that the Real Property Collateral is free of any hazardous or toxic substance or wastes, including but not limited to, asbestos, PCBs, petroleum products, fertilizers and pesticides (Substances) and is not being used for the storage, treatment, handling, generation or disposal of any Substances in violation of Environmental Laws, or if there are any Substances on or in relation to the Business or the Real Property Collateral, Borrower is maintaining them in accordance with all applicable laws; that if Borrower is transporting any Substances, such transportation is being conducted in compliance with all applicable laws; Borrower has all required permits for the storage, handling, use and discharge of any Substances on the Real Property Collateral and such activities are in compliance with such permits; that Borrower is in compliance with all applicable laws regulating the generation, storage, handling, processing and/or transportation of Substances; that, in the event that any of the foregoing representations and warranties is untrue or is qualified in any way, Borrower has made a complete disclosure to Lender of all facts which might indicate an environmental risk or the violation of any Environmental Laws on or related to the Business or the Real Property Collateral.

3.10 Compliance with Laws. To its best knowledge, after due inquiry, Borrower is in compliance with all federal, state, territory, and local laws, permitting requirements, regulations and governmental requirements applicable to it, the Business, the Real Property Collateral, or to any of its property (including, but not limited to, Environmental Laws), or, to the extent of any noncompliance, such matter would not have a material adverse effect on Borrower.

3.11 Accurate Financial Information. The financial information furnished to Lender by Borrower is complete and accurate and Borrower does not have any undisclosed direct or material contingent liabilities. The financial information provided by Borrower in connection with Borrower s application to Lender for the Loan remains substantially accurate and no material adverse change has occurred in the financial condition of any of the reporting entities since such information was furnished.

3.12 Solvency. (i) Borrower is solvent; (ii) the incursion of the Loan debt and the pledge of the Collateral as contemplated herein to Lender will not render Borrower insolvent; (iii) Borrower has made adequate provision for the payment of all of its creditors other than Lender; and (iv) Borrower has not entered into this transaction to provide preferential treatment to Lender or any other of its creditors in anticipation of seeking relief under federal, territory, or state bankruptcy or insolvency laws.

3.13 ERISA. No employee benefit plan established or maintained, or to which contributions have been made, by Borrower, which is subject to Part 3 of Subtitle 13 of Title I of the Employee Retirement Income Security Act of 1974, as amended (ERISA), had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA) as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, or would have had such an accumulated funding deficiency on such day if such year were the first year of such plan to which such Part 3 applied; and no material liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any such plan by such party.

To the best knowledge of Borrower, after due inquiry, each such employee benefit plan (if any exists) complies and will comply fully with all applicable requirements of ERISA and of the

Internal Revenue Code of 1986 as amended (IRC) and with all applicable rulings and regulations issued under the provisions of ERISA and the IRC. This Loan Agreement and the consummation of the transactions contemplated herein will not involve any prohibited transaction within the scope of ERISA or Section 4975 of the IRC.

3.14 Ownership of Collateral. Borrower represents and warrants that, except as otherwise referenced herein, it is the absolute owner of the Collateral as set forth in Section 5.1 hereof, and that the Collateral is and will be owned free and clear of all liens, encumbrances, and security interests of any kind except for Permitted Liens.

3.15 No Member or Shareholder Loans. There are no outstanding loans from members or shareholders of Borrower, or from any Affiliates of them, to Borrower.

3.16 Representation and Warranty of Lazarus Energy. Lazarus Energy does hereby represent and warrant to Lender that that certain Joint Marketing Agreement and that certain Crude Oil Supply and Throughput Services Agreement, both between it and GEL Tex Marketing, LLC, a Delaware limited liability company, have expired or have been terminated and are no longer in force or effect.

4.1 **Covenants of Borrower**.

4.2 Affirmative Covenants. During the term of this Loan Agreement, Borrower shall:

(a) Continuation of Preclosing Conditions, Representations and Warranties. Agree that all conditions precedent to the making of the Loan shall remain satisfied at all times during the term of this Loan Agreement, and that representations and warranties made by Borrower in the Loan Documents signed by it shall be deemed to be made at all times during the term of this Loan Agreement.

(b) Maintenance. Maintain all of Borrower s property in good condition and repair and make all necessary replacements thereof and repairs thereto, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its businesses, and to do or cause to be done all things necessary to preserve and keep in full force and effect its existence and its rights.

(c) Financial Statements and Tax Returns.

A. Furnish to Lender: (i) audited annual financial statements of Borrower, certified by an independent certified public accountant acceptable to Lender, together with an unqualified opinion of such accountant acceptable to Lender, within ninety (90) days of Borrower s fiscal year-end (and any management letters issued by the auditors must be provided to Lender within ninety (90) days of issuance); (ii) company-prepared accounts receivable schedule, accounts payable schedule, and business debt schedule within ninety (90) days following fiscal year-end; and (iii) such other information respecting the financial condition and operations of Borrower, as Lender may from time to time reasonably request. All

financial statements shall be prepared in accordance with GAAP, except as noted above, shall be in form and content satisfactory to Lender, and shall include, without limitation, an income statement, profit and loss statement, balance sheet, a cash flow statement and a list of contingent liabilities and claims. Financial statements submitted to Lender shall be accompanied by Borrower s chief financial officer s certificate that the financial statements submitted are: (a) in accordance with its books and records; (b) present fairly the financial position and the results as of and for the periods specified; (c) set forth all material claims and liabilities, contingent or otherwise; and (d) fully disclose the existence of any Event of Default, including the nature and period of existence thereof.

B. Borrower shall furnish to Lender complete copies of its certified public accountant prepared federal and territory tax returns within forty-five (45) days of filing.

(d) Insurance.

A. Maintain with financially sound and reputable insurance companies insurance of the kinds, covering the risks, and in the amounts usually carried by entities and individuals engaged in businesses similar to that of Borrower. Such insurance shall include, but not be limited to, comprehensive hazard/casualty insurance on buildings and contents including, but not limited to, such coverage on the Collateral and improvements in amounts satisfactory to Lender and including but not limited to coverage for fire, windstorm, lightening, hail, explosion, riot, civil commotion, aircraft, vehicle, marine, smoke, builder s risk during construction and property damage, and including, if required by law or Lender, flood insurance. Borrower will exhibit or deliver such policies of insurance to Lender and provide appropriate clauses in the insurance policies specifying Lender s status as co-insured and loss-payee, as to the Collateral, as its interest may appear. If Borrower is in default hereunder, Lender shall have the right to settle and compromise any and all claims under any policy under which Lender is listed as co-insured and Borrower hereby appoints Lender as its attorney-in-fact, with power to demand, receive, and receipt for all monies payable thereunder, to execute in the name of Borrower or Lender or both any proof of loss, notice, draft, or other instruments in connection with such policies or any loss thereunder and generally to do and perform any and all acts as Borrower, but for this appointment, might or could perform. Unless otherwise agreed, Lender shall be entitled to apply the proceeds of any such policies to satisfy the indebtedness arising under the Loan. Borrower shall pay on demand all of Lender s reasonable costs and expenses incurred in connection with the collection and disbursement of insurance proceeds, including, without limitation, inspection, engineering and legal fees. Lender shall have the right to apply any excess proceeds toward reduction of the Obligations.

B. All insurance policies provided hereunder shall be in an amount sufficient to avoid the application of any co-insurance provisions and must include provisions for a minimum thirty (30) day advance written notice of any intended policy cancellation or non-renewal.

C. In addition to the insurance described above, Borrower must obtain and keep in place worker s compensation insurance as required under applicable state or territory law.

(e) Access to Collateral and Financial Information. Upon reasonable notice, permit Lender, the USDA and any representative or agent of Lender and USDA, to examine and audit any or all of its books and records, wherever located, upon request by Lender and permit Lender, the USDA and agents of Lender and the USDA to have access to all Collateral for purposes of inspection and evaluation and shall have access to all Collateral and to all facilities on a scheduled and unscheduled basis to conduct inspections to determine the effectiveness of the program under which the Loan was made and guaranteed.

(f) Deposit Account(s). Maintain a deposit account with Lender, which is separate from, and in addition to, the Working Capital Account, and will maintain on deposit therein at least the minimum amount of funds as required by Lender for all commercial accounts.

(g) Environmental Indemnity. Indemnify and hold Lender harmless from and against all liability, including all foreseeable and unforeseeable consequential damages, directly or indirectly arising out of: (i) the use, generation, storage, release, or disposal of Substances, including, without limitation, the cost of any required or necessary inspection, audit, removal or remediation, clean-up, or detoxification and the preparation of any closure or other required plans, consent orders, license applications, or the like, whether such action is required or necessary prior to or following transfer of title of its real or personal property, to the full extent that such action is attributable, directly or indirectly, to the use, generation, storage, release or disposal of Substances on its real or personal property, and (ii) the violation by Borrower of any Environmental Law. Borrower agrees that the indemnity obligations in this paragraph shall include indemnifying Lender for all reasonable attorneys fees and expenses incurred by Lender to enforce the terms of this Loan Agreement. Borrower s indemnity obligations under this paragraph are exclusive of, and in addition to, any other insurance obligations which it has under this Loan Agreement or any of the Loan Documents, and shall survive termination of this Loan Agreement and payment in full of the Notes. The forgoing shall be in addition to (and not limitation of) the indemnifications and benefits set forth in the Environmental Indemnity Agreement.

(h) Purpose of Loan. Use the proceeds of the Loan only for the purpose or purposes represented to Lender in Section 2.2.

(i) Adverse Changes. Provide notice to Lender, as soon as possible, and in any event within five (5) Business Days after it becomes aware of the occurrence of a material adverse change in its business, properties, operations, or condition (financial or other), including notice of (i) any default occurring with respect to Borrower s material obligations owed to any other creditor; (ii) acceleration of any part of or demand for payment in full of any outstanding material obligation earlier than the scheduled date; or (iii) of the threat by any person, firm, corporation or other entity to whom it is indebted to declare any material debt due or determine that any provision of any agreement between such party and Borrower has been violated. Such notice shall contain a statement setting forth details of such material adverse change and the action that is proposed in response thereto. For the purposes of this Section, material shall mean the occurrence of an event or circumstances which, if unchanged would adversely affect the subject Person s ability to conduct its business as presently conducted, or to pay such Person s Indebtedness as and when the same becomes due.

(j) Notice of Litigation. Promptly notify Lender in the event that legal action is filed or threatened against Borrower; provided, however, that the foregoing shall not apply with respect to (i) litigation in which the claim for damages is less than $100,000 or (ii) such litigation includes claims for which an insurer has admitted full coverage therefor (excluding applicable deductibles) or (iii) litigation in which claims for damages is less than $500,000 and in the judgment of Borrower s outside counsel is without merit and/or has no substantial likelihood of being determined adversely to the subject Person.

(k) Notice of Default. Immediately notify Lender, by telephone followed by written notice, upon the occurrence of any Event of Default or circumstances which, if uncured with the lapse of time, would create an Event of Default.

(l) Governmental Obligations. Pay and discharge promptly or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon them or upon their income or property, real, personal, or mixed, or upon any part thereof, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a lien or charge against said property; provided, however, that Borrower shall not be required to pay any such tax, assessment, charge, levy, or claim if the amounts, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings, and if it shall have set aside on its books reserves to the extent required by sound accounting practices as determined by Borrower s independent certified public accountant.

(m) Maintenance Records. Keep adequate records and books of accounts, in which complete entries will be made, reflecting all of the respective Person s financial transactions.

(n) Payment of Obligations. Pay or cause to be paid the principal of, and, if any, the interest and premium on all Indebtedness heretofore or hereafter incurred

or assumed by them when and as the same shall become due and payable, unless such Indebtedness be renewed or extended; and faithfully observe, perform and discharge all of the covenants, conditions and obligations that are imposed on them by any and all indentures and other agreements securing or evidencing such Indebtedness or pursuant to which such Indebtedness is issued, and not permit the continuance of any act or omission that is, or the provisions thereof which may be declared, a default in the payment of principal and interest, unless waived, pursuant to the terms thereof.

(o) Debt Service Coverage Ratio (DSCR). Maintain a Debt Service Coverage Ratio of at least 1.25 to 1.0, tested annually, beginning year-end 2021 and for the remaining term of the Loan; to be measured by EBITDA, as reported on the CPA-compiled financial statements. Debt Service Coverage Ratio shall mean the ratio of EBITDA to Debt Service. EBITDA shall mean net income plus the sum of interest expense, taxes, depreciation and amortization. Debt Service shall mean scheduled principal and interest payments on indebtedness.

(p) Working Capital. The portion of the proceeds of the Loan that are disbursed by Lender to be utilized by Borrower for working capital of the Business shall be maintained in the Working Capital Account and used by Borrower solely for Working Capital Business purposes as permitted in the USDA Conditional Commitment.

(q) Current Ratio. At all times maintain a Current Ratio of not less than 1.0 to 1.0; with Current Ratio being the ratio of current assets to current liabilities (as determined under GAAP), tested annually on the last day of each fiscal year beginning fiscal year-end 2022.

4.3 Negative Covenants. During the term of this Loan Agreement, without prior written consent of Lender:

(a) Merger, Etc. Borrower will not enter into any merger, reorganization or consolidation; or make any substantial change in the basic type of business or Business now conducted by it; or cause, suffer or permit the transfer of any material ownership interest or change of control without the prior written concurrence of Lender.

(b) Name Change, Etc. Borrower will not change its name or any name in which it does business; or move its principal place of business or chief executive office or change the location of its books and records; or change its state/territory of formation, without giving written notice thereof to Lender at least thirty (30) days prior thereto.

(c) Sale/Encumbrance of Assets, Etc. Without the prior written consent of Lender and, if necessary the consent of USDA, Borrower will not sell, transfer, lease, encumber, pledge, grant a security interest in or dispose of any of the Collateral (other than Permitted Liens) or take any action that would make it

impossible for it to carry out its business as now conducted, or would have a material adverse effect on its financial condition. The forgoing does not apply to the sale of inventory in the ordinary course of Borrower s business or to Permitted Liens.

(d) Judgments, etc. Borrower will not allow any number of judgments for the payment of money in excess of the sum of $100,000.00 in the aggregate, excluding amounts with respect to which an insurance carrier admits full coverage (except for applicable deductibles), to remain unsatisfied against it for a period of thirty (30) consecutive days, unless execution thereof is stayed.

(e) Indebtedness. Borrower will not obtain from any party other than Lender any loans, advances or other financial accommodations or arrangement with an aggregate principal balance greater than $500,000.00 at any one time unless approved in advance in writing by Lender.

(f) Existing Debt. Borrower will not increase its existing debt with Veritex Community Bank or grant it additional collateral for such debt, without Lender s prior written consent.

(g) Margin Stock. Borrower shall not directly or indirectly apply any part of the proceeds of the Loan for the immediate, incidental, or ultimate purpose of carrying any Margin Stocks within the meaning of Regulation U of the Board of Directors of the Federal Reserve System, or any regulation, interpretations or rulings thereunder.

(h) Advances or Loans. Borrower shall not make any loans, advances, investments or extensions of credit to any stockholder, member, owner, officer or any Affiliates, without the prior written consent of the Lender. Any loans or advances from any Affiliates are subject to the prior approval of Lender and must be subordinate to the Loan and no payments may be made on any such loan or advancement unless the Loan is current and no default or Event of Default has occurred.

(i) Guaranties. Borrower shall not guaranty, endorse, become a surety with respect to, or otherwise become directly or contingently liable for, or in connection with, the obligations of any other Person, firm, corporation, or other entity.

(j) Obligations of Other Persons. Borrower will not co-sign or otherwise become liable for or on obligations or liabilities of other Persons.

(k) Compensation and Distributions. Distributions to members, and compensation to officers and employees, will be limited to an amount that, when taken, will not adversely affect repayment ability of Borrower to make payments on the Loan and other loans when due.

(l) Dividends. No dividend payments or distributions to officers, members or other equity holders will be made by Borrower unless (1) an after-tax profit was

made in the preceding fiscal year, (2) the Borrower is and will remain in compliance with covenants of the Loan Agreement and Conditional Commitment for the USDA Guarantee, (3) all Borrower debts are paid to a current status, and (4) the prior written concurrence of the Lender is obtained. This is not intended to apply to dividend payments to cover personal tax liability resulting from the profitability of Borrower s business.

(m) Capital Expenditures. Borrower will not invest in additional fixed asset purchases in an annual aggregate of more than $500,000 without the concurrence of the Lender. Borrower will not lease, sell, transfer, or otherwise encumber fixed assets without the prior written concurrence of the Lender. Any disposition of fixed assets servicing as Collateral for the Loan must also have the prior written approval of Lender and concurrence of the USDA.

(n) Debt to Net Worth. Borrower s debt to net worth, based upon year-end financial statements, shall not exceed 9.0 to 1.0.

(o) No Unlawful Activity. The Business shall not conduct any activity that is in violation of federal, territory, or state law nor shall any equipment or other assets funded by the Loan be used for activities that are in violation of federal, territory, or state law.

Unless otherwise agreed to by Lender, in writing or otherwise set forth herein, Borrower s compliance with the foregoing financial covenants shall be determined in accordance with GAAP after eliminations for any Intercompany Transactions, and all of Borrower s financial reporting shall be made in accordance with GAAP.

4.4 Substantial Benefit to Guarantors.

The Guarantors each represent and warrant that the making of the Loan to Borrower will result in a substantial benefit to the Guarantors and acknowledge that Guarantors liability for the Obligations, as such liability is variously described in the Loan Documents, is unconditional, unlimited, joint and several, and that Lender is making the Loan in reliance upon the Corporate and Personal Guaranties of Guarantors and that Lender would be unwilling to make or continue to make the Loan without the Corporate and Personal Guaranties.

5.1 **Security for Loan**. As security for the Loan and for all other Obligations, the following liens and security interests will be required and Borrower will execute and deliver to Lender appropriate mortgages, deeds of trust, security instruments, financing statements and other security documents in form satisfactory to Lender, covering the following Collateral in each case subject only to the Permitted Liens.

5.2 Real Property Collateral. The Deeds of Trust in the Deed of Trust, in and on the Real Property Collateral, subject only to Permitted Liens;

5.3 Personal Property Collateral. A security interest in the Personal Property Collateral as provided in the Security Agreement and the Deeds of Trust, subject only to Permitted Liens;

5.4 Accounts. A pledge or the Working Capital Account and any and all other accounts of Borrower maintained with Lender, together with all funds and assets held on deposit therein from time to time, together with one or more control agreements as may be needed in order to secure Lender s first-lien security interest in said accounts; and

5.5 Proceeds. A pledge and lien on all products, proceeds, and substitutions of the foregoing.

6.1 **Events of Default**. The occurrence of any of the following shall constitute an event of default (Event of Default):

(a) Payment. Any payment of principal, interest, or other sum owed to Lender under the Notes or under the other Loan Documents, or otherwise due from Borrower to Lender, is not made as and when due.

(b) Additional Defaults. Any provision or covenant of the Loan Documents (except as set forth in (a) above) is breached, and which breach is not cured within thirty (30) day s receipt of notice from Lender, or any warranty, representation, or statement made or furnished to Lender by Borrower in connection with the Loan, and the Loan Documents (including any warranty, representation, or statement in Borrower s financial statements) or to induce Lender to make either of the Loan, is untrue or misleading in any material respect or an event of default under any other Loan Document occurs.

(c) Cross-Default. (i) Any default by Borrower occurs under the Loan or under any agreement or other loan with Lender, whether now existing or hereafter arising, which default is not corrected within the cure period provided in such applicable loan agreement, if any, or (ii) any default occurs under the loans with Veritex Community Bank which is not cured under any applicable cure period.

(d) Dissolution or Bankruptcy. The dissolution or termination of existence of Borrower or the liquidation, insolvency, business failure, appointment of receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under state, territory, or federal bankruptcy laws or other insolvency laws by or against Borrower, or the commencement of an involuntary proceeding against Borrower under state, territory, or federal bankruptcy laws which is not dismissed within ninety (90) days after such commencement, or a merger or consolidation or sale of Borrower s assets, other than a sale of assets in the ordinary course of business, which has not been consented to by Lender.

7.1 **Lender s Remedies**. In addition to any remedies available to Lender under the Notes and other Loan Documents, Lender shall have the following remedies:

(a) Acceleration. Upon the occurrence of an Event of Default, Lender shall have the option to declare the entire unpaid principal amount of the Loan to be immediately due and payable and all accrued interest and all other Obligations immediately due and payable, without presentment, demand, or notice of any kind, and, in such event, all such sums shall be immediately due and payable.

(b) Remedies. Upon the occurrence of an Event of Default, Lender shall be entitled to pursue all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law, or in equity, and such rights and remedies shall be cumulative. Without in any way limiting the generality of the foregoing, Lender shall also have the following non-exclusive rights:

(i) Foreclosure and Sale. To commence and complete the foreclosure of the Real Property Collateral or any part thereof under the terms of each Deed of Trust;

(ii) Immediate Possession of Collateral. To take immediate possession of all Collateral, whether now owned or hereafter acquired, without notice, demand, presentment, or resort to legal process, and, for those purposes, to enter any premises where any of the Collateral is located and remove the Collateral therefrom or render it unusable;

(iii) Assembly of Collateral. To require Borrower to reasonably assemble and make the Collateral available to Lender at a place to be designated by Lender which is also reasonably convenient to Borrower;

(iv) Repair of Collateral. To make any repairs to the Collateral which Lender deems reasonably necessary or desirable for the purposes of sale;

(v) Set-off. To exercise any and all rights of set-off which Lender may have against any account, fund, or property of any kind, tangible or intangible, belonging to Borrower which shall be in Lender s possession or under its control, including, but not limited to, applying the funds in the Working Capital Account against the outstanding balance of the Loan;

(vi) Cure. To cure any Event of Default in such manner as deemed reasonably appropriate by Lender;

(vii) Sell Collateral. To sell all or any portion of the Collateral, in one or more sales, and at any time and place, as determined by Lender in its sole and absolute discretion and otherwise in accordance with the Uniform Commercial Code;

(viii) Receiver. In addition to any other remedy available to it, Lender shall have the absolute right, upon the occurrence of an Event of Default, to seek and obtain the appointment of a receiver to take possession of and operate and/or dispose of the business and assets of Borrower and any reasonable costs and expenses incurred by Lender in connection with such receivership shall bear interest at the interest rate under the Notes, at Lender s option, and shall be secured by all Collateral.

7.2 Proceeds. The proceeds from any disposition of the Collateral shall be used to satisfy the following items in the order they are listed:

(a) The expenses of taking, removing, storing, repairing, holding, maintaining and selling the Collateral and otherwise enforcing the rights of Lender under the

Loan Documents, including any legal costs and reasonable attorney s fees incurred at ordinary, actual and customary hourly rates;

(b) The expense of liquidating or satisfying any liens, security interests, or encumbrances on the Collateral which may be prior to the security interest of Lender that Lender, at its option, elects to satisfy;

(c) Any unpaid fees, accrued interest and other sums due Lender with respect to the Loan and the Loan Documents, and then the unpaid principal amount of the Loan; and

(d) Any other Obligations.

7.3 Resort to Borrower. Lender may, at its option, pursue any and all rights and remedies directly against Borrower without resort to any Collateral.

7.4 Deficiency. To the extent the proceeds realized from the disposition of the Collateral shall fail to satisfy any of the foregoing items each, Borrower shall remain liable to pay any deficiency to Lender.

7.5 Advances/Reimbursements. All amounts advanced by Lender under the Loan Documents, or due Lender as a result of expenditures made by Lender or losses suffered by Lender, shall bear interest at the rate applicable to past due principal as specified in each Note or herein from the date demanded until paid in full. Unless otherwise specified in the Loan Documents, such advances and other sums, together with accrued interest, shall be due and payable on demand.

8.1 **Miscellaneous**.

8.2 Notice. All notices, demands, or other communications given under the Loan Documents shall be in writing, and shall be mailed to the address of each Party as set forth below (or as set forth in any other Loan Document), said mailing to be certified United States government mail to the Mailing Address, with notice in each case to be effective when sent. Either Party must provide written direction to the other in order to change the address to which notice shall be sent.

If to Lender, to:	Greater Nevada Credit Union c/o Greater Commercial Lending, LLC 5200 Neil Road, Suite 200 Reno, NV 89502 Attention: Commercial Servicing Department
If to Borrower to:	Nixon Product Storage, LLC 801 Travis Street, Suite 2100 Houston, TX 77002 Attention: President or Chief Executive Officer
If to Guarantors to:	Lazarus Energy LLC Lazarus Energy Holdings LLC

Lazarus Refining & Marketing, LLC
Blue Dolphin Energy Company
Jonathan Pitts Carroll, Sr.
801 Travis Street, Suite 2100
Houston, TX 77002

8.3 Waiver. No failure or delay on the part of Lender in exercising any power or right hereunder, and no failure of Lender to give Borrower notice of an Event of Default, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder. No modification or waiver of any provision of any Loan Document or consent to any departure by Borrower or from any Loan Document shall in any event be effective unless the same shall be in writing, signed by Lender and Borrower, and such waiver or consent shall be effective only in the specific instance and for the particular purpose for which it was given.

8.4 Benefit. The Loan Documents shall be binding upon and shall inure to the benefit of Borrower and Lender and their respective successors and assigns.

8.5 Governing Law and Jurisdiction. The Loan Documents and this Loan Agreement, unless otherwise specifically provided therein, and all matters relating thereto, shall be governed by and construed and interpreted in accordance with the laws of the State of Nevada.

8.6 Assignment. Lender may assign or participate the land and Loan Documents, in whole or in part, to any other person or entity provided that, in the event of such assignment, Lender shall thereafter be relieved of all liability hereunder (excluding causes of action for Lender s gross negligence or intentional acts prior to such transfer) provided, however, that Lender shall provide to Borrower thirty (30) days prior notice of its intent to assign. Borrower hereby authorizes Lender to disclose all information (including financial) provided to Lender by Borrower in connection with the Loan to any actual or prospective assignee or participant of all or part of the Loan. Borrower may not assign the Loan Documents or any interest therein without Lender s prior written consent.

8.7 Severability. Invalidity of any one or more of the terms, conditions or provisions of this Loan Agreement shall in no way affect the balance hereof, which shall remain in full force and effect.

8.8 Construction. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine. All references to Sections shall mean Sections of the Loan Document. The terms herein, hereinbelow, hereunder, and similar terms are references to the particular Loan Document in its entirety and not merely the particular Article, Section, or Exhibit in which any such term appears. Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of the Loan Document nor the intent of any provision thereof. All references to any Loan Document shall include all amendments, extensions, renewals, restatements or replacements of the same. The terms include , including and similar terms shall be construed as if followed by the phrase without being limited to and Real Property

Collateral Personal Property Collateral and Collateral shall be construed as if followed by the phrase or any part thereof . No inference in favor of any party shall be drawn from the fact that such party has drafted any portion of the Loan Document. In the event of any inconsistency between the terms of the Loan Agreement and any other Loan Document (with the exception of the Notes, which shall control), the terms of the Loan Agreement shall control, provided that any provision of any Loan Document, other than the Loan Agreement, which imposes additional Obligations upon Borrower or provides additional rights or remedies to Lender shall be deemed to be supplemental to, and not inconsistent with, the Loan Agreement.

8.9 Execution in Counterparts. All Loan Documents may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument, and in making proof of the Loan Document, it shall not be necessary to produce or account for more than one such counterpart.

8.10 Examinations/Communications. Lender s examinations, inspections, or receipt of information pertaining to the matters set forth in the Loan Documents shall not in any way be deemed to reduce the full scope and protection of the Loan Documents or the Obligations of the Borrower related to the Loan Documents. Borrower agrees that Lender shall have no duty or obligation of any nature to (i) make any investigation, inspection or review regarding any Collateral at any time, with any such investigation that is undertaken being solely for the benefit of Lender; or (ii) communicate in any manner with Borrower irrespective of the fact that Lender s information, or lack thereof, could be material to such Party s actions with respect to the Obligations.

8.11 No Third Party Beneficiaries. The Loan Documents are entered into for the sole benefit of Borrower, its successors and assigns, and no third party shall be deemed to have any privity of contract nor any right to rely on any Loan Document to any extent or for any purpose whatsoever, nor shall any other person have any right of action of any kind hereof or be deemed to be a party beneficiary.

8.12 No Partnership. Nothing in the Loan Documents, and no action or inaction whatsoever on the part of Lender through the Closing Date, shall be deemed to make Lender a partner or joint venturer with Borrower, and Borrower indemnifies and holds Lender harmless from and against any and all claims, losses, causes of action, expenses (including attorneys fees) and damages arising from the relationship between Lender and Borrower being construed as or related to be anything other than that of creditor and debtor. This provision shall survive the termination of all Loan Documents.

8.13 Notice of Conduct. Borrower agrees to give Lender immediate written notice of any action or inaction by Lender or any agent or attorney of Lender in connection with the Loan Documents or the Obligations of any party under the Loan Documents that may be actionable against Lender or any agent or attorney of Lender or a defense to payment of any Obligations of Borrower, including commission of a tort or violation of any contractual duty implied by law, and a reasonable opportunity to cure or correct such action or inaction. Upon request of Lender from time to time, Borrower shall also confirm in writing the status of the Loan, and the Obligations, and provide other information reasonably requested by Lender.

8.14 Limitation of Damages. Borrower and Lender mutually agree that no Party shall be liable to the other for incidental, consequential or speculative damages arising from any breach of contract, tort or other wrongful conduct in connection with the negotiation, documentation, administration, or collection of the Loan, but only for the actual direct loss suffered by said Party.

8.15 Costs, Expenses and Attorneys Fees. Borrower shall pay to Lender immediately upon demand the full amount of all reasonable out-of-pocket costs and expenses, including reasonable attorneys fees, costs of experts and all other expenses, incurred by Lender (a) in connection with the negotiation, preparation, modification, renewal, restatement and replacement of this Loan Agreement and each of the other Loan Documents, (b) upon the occurrence of an Event of Default, or of circumstances which, if left uncured, would result in an Event of Default, the costs of additional appraisals, environmental studies, title insurance, survey updates and legal reviews, such costs to be incurred for reasonable cause, (c) the perfection, preservation, protection and continuation of the liens and security interest granted Lender in the Collateral and the custody, preservation, protection, repair and operation of any of the Collateral, (d) the pursuit by Lender of its rights and remedies under the Loan Documents and applicable law, (e) for payment of taxes (including, but not limited to, documentary stamp taxes, intangibles taxes, and any penalties or fines related to Borrower s failure to pay such amounts timely), expenses, costs or other amounts levied, incurred or related to the Loans and the recordation of any Loan Documents, and (f) defending any counterclaim, cross-claim or other action, or participating in any bankruptcy proceeding, mediation, arbitration, litigation or dispute resolution of any other nature involving Lender, Borrower or any Collateral, except to the extent Lender has been adjudicated to have engaged in wrongful conduct.

8.16 Further Assurances. At any time after the Closing Date, Borrower, at the request of Lender, shall execute and deliver such further documents and agreements and take such further actions as Lender reasonably deems necessary or appropriate to permit each transaction contemplated by the Loan Documents to be consummated in accordance with the provisions thereof and to perfect, preserve, protect and continue all liens, security interests and rights of Lender under the Loan Documents, financing statements, continuation statements, new or replacement promissory note or notes, and/or agreements supplementing, extending or otherwise modifying each Note, this Loan Agreement and certificates as to the amount of the indebtedness evidenced by the Notes. Borrower herein irrevocably with full power of substitution constitutes and appoints Lender as its attorney-in-fact, such appointment being coupled with an interest with the right to enforce Lender s rights with respect to the above further assurances.

8.17 Incorporation by Reference. This Loan Agreement is incorporated by reference into various Loan Documents, and shall govern each and every Loan Document. In executing any Loan Document, the signatories thereto other than Lender expressly agree to be bound by all provisions of this Loan Agreement pertaining to the Borrower.

8.18 Integration. This Loan Agreement and the Loan Documents supersede any and all prior expressions, written or oral (including, but not limiting to any Commitment Letter or term sheets), among the Parties related to, describing or governing the terms of, the Loan and any transaction related thereto.

8.19 Time of the Essence. Time is of the essence under all Loan Documents.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE TO LOAN AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Loan Agreement under seal as of the date first above written.

BORROWER:

NIXON PRODUCT STORAGE, LLC,
a Delaware limited liability company

By: Blue Dolphin Energy Company, its sole member

By: Jonathan Carroll (Oct 1, 2021 11:08 CDT)
Name: Jonathan Pitts Carroll, Sr.
Title: President

LENDER:

GREATER NEVADA CREDIT UNION

By: ____________________________
Name: __________________________
Title: ___________________________

SIGNATURE PAGE TO LOAN AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Loan Agreement under seal as of the date first above written.

BORROWER:

NIXON PRODUCT STORAGE, LLC,
a Delaware limited liability company

By: Blue Dolphin Energy Company, its sole member

By:__________________________
Name: Jonathan P. Carroll
Title: President

LENDER:

GREATER NEVADA CREDIT UNION

By: Marcus Wertz
Name: Marcus Wertz
Title: VP Lending

SIGNATURE PAGE TO LOAN AGREEMENT (CONT.)

GUARANTORS:

LAZARUS ENERGY LLC,
a Delaware limited liability company

By: Blue Dolphin Energy Company, its sole member

By: Jonathan Carroll (Oct 1, 2021 11:08 CDT)
Name: Jonathan Pitts Carroll, Sr.
Title: President

LAZARUS ENERGY HOLDINGS LLC,
a Delaware limited liability company

By: Jonathan Carroll (Oct 1, 2021 11:08 CDT)
Name: Jonathan Pitts Carroll, Sr.
Title: President

LAZARUS REFINING & MARKETING, LLC,
a Delaware limited liability company

By: Blue Dolphin Energy Company, its sole member

By: Jonathan Carroll (Oct 1, 2021 11:08 CDT)
Name: Jonathan Pitts Carroll, Sr.
Title: President

BLUE DOLPHIN ENERGY COMPANY,
a Delaware corporation

By: Jonathan Carroll (Oct 1, 2021 11:08 CDT)
Name: Jonathan Pitts Carroll, Sr.
Title: President

JONATHAN PITTS CARROLL, SR.,
individually

Jonathan Carroll (Oct 1, 2021 11:08 CDT)

<u>Exhibit 1</u>

Form of Note #1

Exhibit 2

Form of Note #2

Exhibit 3.2

Matrix of Borrower and all Guarantors and other Affiliates